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                                                                   EXHIBIT 10.19


                                 PROMISSORY NOTE


$6,187,000                                         Date:  January 27, 1999


                  For Value Received, APPLIEDTHEORY COMMUNICATIONS, INC., a corporation formed under the laws of the State of New York, or any successor thereof (the "Borrower"), hereby promises to pay to the order of NYSERNet.net, Inc. (the "Lender") at its office in Syracuse, NY (i) the principal sum of Six Million One Hundred Eighty Seven Thousand Dollars ($6,187,000) less the liquidation value (as such term is defined in Borrower's Certificate of Incorporation) of any shares of preferred stock of Borrower owned by Lender or
(ii) the aggregate unpaid principal amount of all advances made by the Lender to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly endorsed and set forth opposite the date last appearing on the schedule attached to this note), whichever is less.

                  Each advance hereunder shall bear interest at a rate per annum equal to the Prime Rate, but in no event in excess of the maximum rate permitted by law. Interest shall be computed on the basis of a 365/366 day year for the actual number of days elapsed.

                  "Prime Rate" shall mean, for any day, a rate per annum equal to the prime commercial lending rate of Fleet National Bank in Syracuse, NY as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

                  Each advance hereunder shall be payable on December 31, 2001 (the "Maturity Date") and may be prepaid in whole at any time or in part from time to time (without penalty). Interest on each advance shall be payable at maturity. Upon any prepayment of an advance, the Borrower shall pay interest on the amount so prepaid to the date of such prepayment. Each prepayment made hereunder shall be credited to the advance or advances as designated by the Borrower.

                  If any payment hereof becomes due and payable on a day other than a business day, such payment shall be extended to the next succeeding business day. If the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

                  This note amends and restates evidence of the advances made by the Lender to the Borrower on the dates and in the amounts set forth on the schedule attached hereto (the aggregate outstanding principal amount of which is as of the date hereof, $4,187,000 including the liquidation value of shares of the Borrower).

                  The Borrower hereby authorizes the Lender to accept telephonic instructions from a duly authorized representative of the Borrower to make an advance or
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receive a payment hereof, and to endorse on the schedule attached hereto the amount of all advances hereunder and all principal payments hereof received by the Lender.

                  The proceeds of each advance hereunder shall be transferred to a bank designated by the Borrower at the time of such advance for credit to the Borrower's account maintained at such bank. The Borrower agrees that the actual receipt of the proceeds of an advance by the bank designated by the Borrower (properly identified as for credit to the Borrower's account maintained at such bank) shall constitute evidence that the advance was made.

                  All payments hereof shall be made in lawful money of the United States of America and in immediately available funds.

                  All advances hereunder, together with all accrued interest thereon, shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the insolvency, general assignment, receivership, bankruptcy or dissolution of the Borrower. The Borrower does hereby forever waive presentment, demand, protest, notice of protest and notice of nonpayment or dishonor of this note.

                  No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

                  Each and every right, remedy and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Lender from time to time.

                  Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

                  THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                              APPLIEDTHEORY COMMUNICATIONS, INC.


                                              By: /s/ David A. Buckel
                                                  -------------------------
                                                  Name: David A. Buckel
                                                  Title: Vice President and
                                                         Chief Financial Officer


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